Registration No. 333-217200

Filed Pursuant to Rule 433

Dated September 10, 2019

$AAPL announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$AMZN announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$BABA announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$BIDU announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$FB announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$GOOGL announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$NFLX announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$NVDA announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$TSLA announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$TWTR announces earnings this week. How will that impact the @NYSE FANG+ Index? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$BAC announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Banks Index? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$BBT announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Banks Index? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$C announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Banks Index? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$GS announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Banks Index? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$JPM announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Banks Index? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$MS announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Banks Index? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$PNC announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Banks Index? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$SCHW announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Banks Index? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$USB announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Banks Index? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$WFC announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Banks Index? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$COP announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Oil Index? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$CVX announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Oil Index? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$EOG announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Oil Index? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$HES announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Oil Index? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$MPC announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Oil Index? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$OXY announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Oil Index? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$PSX announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Oil Index? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$PXD announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Oil Index? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$VLO announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Oil Index? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$XOM announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Oil Index? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$AAPL announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$AMZN announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$BABA announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$BIDU announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$FB announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$GOOGL announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$NFLX announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$NVDA announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$TSLA announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$TWTR announces earnings beat. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$BAC announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$BBT announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$C announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$GS announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$JPM announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$MS announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$PNC announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$SCHW announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$USB announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$WFC announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$COP announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$CVX announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$EOG announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$HES announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$MPC announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$OXY announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$PSX announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$PXD announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$VLO announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$XOM announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$AAPL announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$AMZN announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$BABA announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$BIDU announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$FB announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$GOOGL announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$NFLX announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$NVDA announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$TSLA announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$TWTR announces earnings miss. Will the @NYSE FANG+ Index be on the move? $FNGU $FNGO $GNAF $FNGZ $FNGD https://www.microsectors.com/fang

$BAC announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$BBT announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$C announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$GS announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$JPM announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$MS announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$PNC announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$SCHW announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$USB announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$WFC announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD https://www.microsectors.com/bigbanks

$COP announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$CVX announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$EOG announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$HES announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$MPC announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$OXY announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$PSX announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$PXD announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$VLO announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

$XOM announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Oil Index be on the move? $NRGU $NRGO $YGRN $NRGZ $NRGD https://www.microsectors.com/bigoil

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